UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

             Registration Statement under the Securities Act of 1933
                              --------------------


                           MOLECULAR BIOSYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                               Delaware 36-3078632
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)

                            10030 Barnes Canyon Road
                           San Diego, California 92121
                    (Address of principal executive offices)

                           Molecular Biosystems, Inc.
                             1993 Stock Option Plan
                            (Full title of the plan)

                                Bobba Venkatadri
                      President and Chief Executive Officer
                           Molecular Biosystems, Inc.
                            10030 Barnes Canyon Road
                           San Diego, California 92121
                                 (619) 452-0681
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



------------- ------------  ---------------   -----------------  ---------------
  Title of    Amount To Be  Proposed Maximum   Proposed Maximum     Amount of
 Securities    Registered    Offering Price       Aggregate       Registration
  To Be                       Per Share(1)        Offering           Fee(1)
 Registered                                        Price(1)
------------- ------------  ---------------   -----------------  ---------------
------------- ------------  ---------------   -----------------  ---------------

Common Stock,
  par value     750,000
$.01 per share  shares          $9.06           $6,795,000.00       $2,059.09

------------- ------------  ---------------   -----------------  ---------------

(1) Computed pursuant to Rule 457(c), in accordance with Rule 457(h)(1), on the basis of the average of the high and low sales prices of a share of the Registrant's Common Stock reported on the New York Stock Exchange,
Inc. on September 2, 1997.


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                 INCORPORATION OF EARLIER REGISTRATION STATEMENT


       This Registration Statement on Form S-8 is filed in respect of 750,000 shares of the Registrant's Common Stock, par value $.01 per share, issuable upon the exercise of options granted or to be granted under the Molecular Biosystems, Inc. 1993 Stock Option Plan (the "Plan").

       An earlier Registration Statement on Form S-8, Registration No. 33-78572, is effective in respect of 2,500,000 shares of the Registrant's Common Stock issuable upon the exercise of options granted or to be granted under the Plan. In accordance with General Instruction E ("Registration of Additional Securities") to Form S-8, the contents of this earlier Registration Statement are incorporated by reference.

       The Registrant's response to Item 5 in the earlier Registration Statement is, however, updated as follows:

Item 5.    Interests of Named Experts and Counsel

       The legality of the Shares is being passed upon for the Registrant by Johnson and Colmar, 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, who serve as the Registrant's outside general counsel.

       Craig P. Colmar, who is a partner of Johnson and Colmar, is also the Company's Secretary. Mr. Colmar owns of record and beneficially 1,000 shares of Common Stock, and other partners of Johnson and Colmar own of record and beneficially a further 1,200 shares. In addition, Mr. Colmar holds options to purchase 35,750 shares of the Registrant's Common Stock. These stock options were granted at option prices equal to the fair market value of the Registrant's Common Stock on the dates of grant.

Item 8.    Exhibits

  4.1    First Amendment to Molecular Biosystems, Inc. 1993 Stock Option Plan

  5.1    Opinion of Johnson and Colmar

 23.1    Consent of Arthur Andersen LLP

 23.2    Consent of Johnson and Colmar (filed as part of Exhibit 5.1)

 24.1 Power of attorney (included under the caption "Power of Attorney" on page 3).



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 8, 1997.


                                                     Molecular Biosystems, Inc.


                                                     By:  /s/ BOBBA VENKATADRI
                                                          Bobba Venkatadri
                                                          President and Chief
                                                            Executive Officer

                                Power of Attorney

       Each person whose signature appears below who is then an officer or director of the Registrant authorizes Bobba Venkatadri and Gerard A. Wills, or either of them, with full power of substitution and resubstitution, to sign in his name and to file any amendments (including post-effective amendments) to this Registration Statement) and all related documents necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, in connection with the registration of the securities which are covered by this Registration Statement, which amendments may make such changes in this Registration Statement (as it may be so amended) as Bobba Venkatadri or Gerard
A. Wills or either of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


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Name                                Title                            Date



/s/ BOBBA VENKATADRI         President, Chief Executive        September 8, 1997
Bobba Venkatadri             Officer and a Director
                             (Principal Executive Officer)


/s/ GERARD A. WILLS          Vice President, Finance and Chief September 8, 1997
Gerard A. Wills              Financial Officer (Principal
                             Financial and Accounting Officer)

/s/ KENNETH J. WIDDER, M.D   Chairman of the                   September 8, 1997
Kenneth J. Widder, M.D.      Board of Directors


/s/ DAVID W. BARRY, M.D.     Director                          September 8, 1997
David W. Barry, M.D.

/s/ ROBERT W. BRIGHTFELT     Director                          September 8, 1997
Robert W. Brightfelt

/s/ CHARLES C. EDWARDS, M.D. Director                          September 8, 1997
Charles C. Edwards, M.D.

/s/ JERRY T. JACKSON         Director                          September 8, 1997
Jerry T. Jackson

/s/ GORDON C. LUCE           Director                          September 8, 1997
Gordon C. Luce

/s/ DAVID RUBINFIEN          Director                          September 8, 1997
David Rubinfien


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                                Index to Exhibits



       Exhibit  Description                                         Sequentially
       Number                                                         Numbered
                                                                        Page
         4.1    First Amendment to Molecular Biosystems, Inc.
                1993 Stock Option Plan                                    6

         5.1    Opinion of Johnson and Colmar                             7

        23.1    Consent of Arthur Andersen LLP                            9

        23.2    Consent of Johnson and Colmar
                (filed as part of Exhibit 5.1)                            -

        24.1    Power of Attorney (included under the caption
                "Power of Attorney" on  page 3)                           -



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